EXHIBIT 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
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      PCAOB REGISTERED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the use, in the statement on Form S1A1 of mBeach Software, Inc. of our report dated May 18, 2009 on our audit of the financial statements of mBeach Software, Inc. as of April 30, 2009, and the related statements of operations, stockholders' equity and cash flows for the period from inception on April 24, 2009 through April 30, 2009, and the reference to us under the caption
"Experts."


/S/ MOORE & ASSOCIATES, CHARTERED
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Moore & Associates Chartered
Las Vegas, Nevada
July 24, 2009


  6490 West Desert Inn Rd, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501
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